Exhibit 99.1

Form 4 Joint Filer Information

Name:	KLM GP LLC
Address:	225 Liberty Street, Suite 4210 New York, NY 10281
Date of Event Requiring Statement:	12/05/2025

Name:	Kennedy Lewis Investment Management LLC
Address:	225 Liberty Street, Suite 4210 New York, NY 10281
Date of Event Requiring Statement:	12/05/2025

Name:	Kennedy Lewis Capital Partners Master Fund III LP
Address:	225 Liberty Street, Suite 4210 New York, NY 10281
Date of Event Requiring Statement:	12/05/2025

Name:	Kennedy Lewis GP III LLC
Address:	225 Liberty Street, Suite 4210

New York, NY 10281
Date of Event Requiring Statement:	12/05/2025

Name:	KLIM Delta HQC3 LP
Address:	225 Liberty Street, Suite 4210 New York, NY 10281
Date of Event Requiring Statement:	12/05/2025

Name:	Kennedy Lewis (EU) SPV LP
Address:	225 Liberty Street, Suite 4210 New York, NY 10281
Date of Event Requiring Statement:	12/05/2025

Name:	KLCP Co-Investment Opportunities III LP
Address:	225 Liberty Street, Suite 4210 New York, NY 10281
Date of Event Requiring Statement:	12/05/2025